As filed with the Securities and Exchange Commission on July 21, 2000
                                                      Registration No. 333-49759
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                  ---------------------------------------------
                        POST-EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            FIRST SOUTH BANCORP, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

   VIRGINIA                                                      56-1999749
--------------------------------                             ------------------
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                       1311 CAROLINA AVENUE, P.O. BOX 2047
                        WASHINGTON, NORTH CAROLINA 27889
                                 (252) 946-4178
                    ----------------------------------------
                    (Address of Principal Executive Offices)

              FIRST SOUTH BANCORP, INC. MANAGEMENT RECOGNITION PLAN FIRST SOUTH BANCORP, INC. 1997 STOCK OPTION PLAN, AS AMENDED
          ------------------------------------------------------------
                            (Full Title of the Plan)

                           GARY R. BRONSTEIN, ESQUIRE
                           JOEL E. RAPPOPORT, ESQUIRE
                STRADLEY RONON HOUSLEY KANTARIAN & Bronstein, LLP
                        1220 19TH STREET N.W., SUITE 700
                             WASHINGTON, D.C. 20036
                -------------------------------------------------
                     (Name and Address of Agent For Service)

                                 (202) 822-9611
          -------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)

                                                   CALCULATION OF REGISTRATION FEE
================================================================================================================
     Title of                                     Proposed Maximum      Proposed Maximum         Amount Of
   Securities to              Amount To Be         Offering Price           Aggregate          Registration
   Be Registered               Registered             Per Share          Offering Price             Fee
----------------------------------------------------------------------------------------------------------------
Common Stock,
$.01 par value                 961,918 (1)           $19.69 (2)          $21,013,475 (3)      $5,985.77 (4)
================================================================================================================

(1) Maximum number of shares issued or issuable under the First South Bancorp, Inc. Management Recognition Plan (174,570 shares, as adjusted for the 50% stock dividend paid on August 19, 1998) and First South Bancorp, Inc. 1997 Stock Option Plan, as amended (787,348 shares, as adjusted for the 50% stock dividend paid on August 19, 1998 and as amended on February 17, 2000 to increase the number of shares issuable by 350,923 shares from 436,425 to 787,348), as such amounts may be increased in accordance with said plan in the event of a merger, consolidation, recapitalization, stock dividend, stock split or similar event involving the Registrant.
(2) 350,923 shares are being registered hereby in connection with an amendment of the Stock Option Plan to increase the number of shares issuable by 350,923, from 436,425 to 787,348. None of the additional 350,923 are presently subject to option. Accordingly, pursuant to Rule 457(c), all 350,923 shares are being registered based upon the average of the high and low selling prices of the common stock of the Registrant as reported on the Nasdaq National Market System on July 18, 2000 of $19.69 per share ($6,909,674 in the aggregate). Therefore, the total amount of the additional fee for the 350,923 shares being registered herein is $1,824.15.
(3) Includes aggregate maximum offering price calculated pursuant to Rate 457(h) for 610,995 previously registered shares ($14,103,801).
(4) A registration fee of $4,160.62 was paid on April 9, 1998 in connection with the registration of 610,995 shares, as adjusted for the 50% stock dividend paid on August 19, 1998.

     The   contents  of  the  previous   Registration   Statement  on  Form  S-8
(Registration No. 333-49759) are incorporated herein by reference.

ITEM 8.           EXHIBITS
------            --------

     For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Washington, State of North Carolina, on the 20th day of July, 2000.

                               FIRST SOUTH BANCORP, INC.



                               By: /s/ Thomas A Vann
                                   ----------------------------------------
                                   Thomas A. Vann
                                   President
                                   (Duly Authorized Representative)

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signatures                                         Title                                   Date
       ----------                                         -----                                   ----
/s/ Thomas A. Vann                                   President and Director                      July 20, 2000
--------------------------------------------         (Principal Executive Officer)
Thomas A. Vann


/s/ William L. Wall                                  Executive Vice President and                July 20, 2000
--------------------------------------------         Chief Financial Officer
William L. Wall                                      (Principal Financial and
                                                     Accounting Officer)

                  *                                  Director                                    July 20, 2000
--------------------------------------------
Edmund T. Buckman, Jr.

                  *                                  Director                                    July 20, 2000
--------------------------------------------
Linley H. Gibbs, Jr.

                  *                                  Director                                    July 20, 2000
--------------------------------------------
Frederick N. Holscher

                  *                                  Director                                    July 20, 2000
--------------------------------------------
Frederick N. Holscher

                  *                                  Director                                    July 20, 2000
--------------------------------------------
Charles E. Parker, Jr.

                  *                                  Director                                    July 20, 2000
--------------------------------------------
Marshall T. Singleton

/s/ H.D. Reaves, Jr.                                 Director                                    July 20, 2000
--------------------------------------------
H. D. Reaves, Jr.

*  By: /s/ Thomas A. Vann
       -------------------------------------
         Thomas A. Vann
         Attorney-in-Fact

                                INDEX TO EXHIBITS

Exhibit           Description
-------           -----------

* 5 Opinion of Housley Kantarian & Bronstein, P.C. as to the legality of the Common Stock being registered

*23.1            Consent of Housley Kantarian & Bronstein, P.C. (appears in their opinion filed as Exhibit 5)

*23.2             Consent of Coopers & Lybrand L.L.P.

*24               Power of Attorney

*99.1 First South Bancorp, Inc. Management Recognition Plan, Trust Agreement under the First South Bancorp, Inc. Management Recognition Plan, and Notice of Removal of Trustee

99.2              First South Bancorp, Inc. 1997 Stock Option Plan, as amended

*99.3 Form of Stock Option Agreement to be entered into with Optionees with respect to Incentive Stock Options granted under the First South Bancorp, Inc. 1997 Stock Option Plan, as amended

*99.4 Form of Stock Option Agreement to be entered into with Optionees with respect to Non-Incentive Stock Options granted under the First South Bancorp, Inc. 1997 Stock Option Plan, as amended

*99.5             Notice of MRP Award

*99.6 Memorandum concerning taxation of MRP Awards and associated election form

----------
*  Previously filed under Registration Statement on Form S-8
   (Registration No. 333-49759) on April 9, 1998.